Exhibit 10.20

GLOBUS MEDICAL, INC.

FIRST AMENDMENT TO

VOTING AGREEMENT

This First Amendment to Voting Agreement (this “Amendment”), dated as of the 20th day of July 2012, is entered into by and among Globus Medical, Inc., a Delaware corporation (the “Company”), and the undersigned holders of shares of the Company’s Common Stock, all of whom are party to that certain Voting Agreement (the “Voting Agreement”) dated as of June 14, 2004, by and among the Company and certain of its stockholders. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Voting Agreement.

WHEREAS, the parties hereto desire to amend the Voting Agreement to provide for the termination of the Voting Agreement immediately prior to the effectiveness of a registration statement under the Securities Act of 1933, as amended; and

WHEREAS, Section 7(c) of the Voting Agreement provides that the Voting Agreement may be amended only with the written consent of (i) the Company, (ii) the Proxy, and (iii) holders of a majority of the Shares, and the undersigned constitute the parties necessary to so amend the Voting Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Voting Agreement and agree as follows:

1. Amendment of Voting Agreement. The Voting Agreement is hereby amended by deleting clause (ii) of Section 1(b) thereof in its entirety and inserting in lieu thereof the following:

“(ii) the date on which a registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock for the account of the Company is declared or ordered or otherwise becomes effective (and in which case such termination shall occur immediately prior to such effectiveness),”

2. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which, when taken together, shall constitute one instrument. One or more counterparts of this Amendment or any exhibit hereto may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

3. Effect on Voting Agreement. Except as specifically provided herein, the Voting Agreement shall remain in full force and effect. Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Company, the Proxy or the Stockholders under the Voting Agreement.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows.]

The foregoing First Amendment to Voting Agreement is hereby executed as of the date first above written.

COMPANY:

GLOBUS MEDICAL, INC.

By:	/s/ David C. Paul
David C. Paul Chief Executive Officer

PROXY:

/s/ David C. Paul
David C. Paul

STOCKHOLDERS:
/s/ David C. Paul	/s/ David D. Davidar
David C. Paul	David D. Davidar

/s/ Sonali Paul	/s/ Sarah G. Davidar
Sonali Paul	Sarah G. Davidar

David C. Paul, as Trustee of the David C. Paul 2010 Grantor Retained Annuity Trust U/A 4/6/10	David D. Davidar, as Trustee of the Davidar 2009 Grantor Retained Annuity Trust U/A 8/6/09

By:	/s/ David C. Paul	By:	/s/ David D. Davidar
	David C. Paul, Trustee		David D. Davidar, Trustee

Berachah Foundation, Inc.

/s/ David M. Demski		By:	/s/ David D. Davidar
David M. Demski			David D. Davidar, President